Exhibit 10.1

Joint Venture Agreement

This Joint Venture Agreement is made in Ft. Lauderdale  Florida, as of this  7th day of February, 2007, by and between SiteWorks, Building & Dev LLC., (or assigns as permitted herein) (together, “Siteworks.”) having its offices at 6464 N W 5h Way , Ft.Lauderdale , Florida 33309  (or “JV Partner”) and Owen Baynard  and /or Assigns, et Al., (“Equity Partner”). JV Partner and Equity Partner are sometimes hereinafter known as the “Parties”, or individually, a “Party”.

RECITALS

This Joint Venture Agreement is entered into with regard to the following factual recitals made a part hereof.

Whereas, the Parties have previously entered into a Letter of Intent, whereby they have agreed to acquire, develop and market affordable l homes in Chiefland , Florida  (“Project”) the terms of which are incorporated herein; and

Whereas, the Parties have agreed to form a joint venture company, which shall be Chiefland Partners (the “Company”) to develop the Project, all as more particularly described hereinafter.

Now, therefore, in consideration of the premises and the mutual promises, warranties, covenants and agreements made herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree, as follows:

ARTICLE I
DEFINED TERMS

1.1.	Certain Definitions:

          As used herein, the following terms shall have the following meanings:

          Affiliate.  The term “Affiliate” shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) the officers, directors or partners of such Person; (iii) if such Person is an officer, director or partner, any company for which such Person acts in any such capacity; and (iv) any relative (by blood, adoption or marriage) within the second degree of any such Person or of any Person described in (i) and (ii) above. For purposes of this definition the term “control” means the ownership of 50% or more of the beneficial or voting interest in the Person referred to.

          Approved by or of the Parties.  The term “Approved by the Parties” or “Approval of the Parties” shall mean approved in writing in advance by more than 50% of all the equity of the Company then held by the Parties in their sole and absolute discretion unless otherwise expressly provided for herein.

          Change Order.  The term “Change Order” shall mean any request for a change to the Plans.

          Development Plan.  The term “Development Plan” is the plan for the acquisition, construction, development, operation and management of the Project.

          Member.  The term “Member” or “Representative” shall mean the authorized corporate officer(s) or shareholder(s) or other authorized agent(s), as the case may be, through whom a Party shall act in connection with decisions relating to its interest in the Company.

          Person.  The term “Person” shall mean any individual, partnership, association, corporation or other entity.

          Plans.  The term “Plans” shall mean the plans and specifications prepared in accordance with the Development Plan.

          Principles for Formation of the Company. The term “Principles for Formation of the Company” means those statements and/or agreements set forth in Exhibit A and A-1.

          Project Cost.  The term “Project Cost” shall mean the actual total cost of acquiring and constructing the Project.

          Project Budget.  The term “Project Budget” shall mean the Project Cost budget set forth in the Development Plan.

          Sales or Refinancing Proceeds.  The term “Sales or Refinancing Proceeds” shall mean the excess of the proceeds received by the Company from (i) any sale or other disposition of all or part of the Project (other than incidental sales of personal property or fixtures), (ii) any casualty resulting in the receipt of insurance proceeds (other than under policies commonly known as rent insurance) or damage recoveries by the Company, (iii) the condemnation of all or part of the Project, (iv) any future mortgaging or refinancing of the Project or other loan as Approved by the Parties and/or (v) any other transactions involving the ownership, operation or maintenance of the Project; over (A) any and all interest on and principal of any debt obligations of the Company that become due as a result of the occurrence of any of the events herein; (B) all costs and expenses related to such sale, insurance claim, condemnation, mortgaging, refinancing, loan or other transaction and (C) the amounts paid or reserved to fund the cost of restoration or the expenditures of the Company for which such mortgaging, refinancing, financing or loan occurred as Approved by the Parties.

1.2.	Terminology

          All personal pronouns used in this Joint Venture Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.  Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of the Joint Venture Agreement itself, and all references herein to Articles, Sections or subdivisions thereof shall refer to the corresponding Article, Section or subdivision of this Joint Venture Agreement unless specified reference is made to such Article, Sections or subdivisions of another document or instrument.

ARTICLE II
FORMATION AND SCOPE

2.1.    Formation of the Company

          The Parties hereto hereby agree to form the Company in Florida and the business and affairs of the Company shall be conducted under the name of Chiefland  Ventures LLC or such other name as the Parties shall otherwise determine.

2.2.   Governing Law

          Except as expressly provided herein to the contrary, the rights and obligations of the Parties and the administration and termination of the Company shall be governed by the laws of its jurisdiction.

2.3.    Scope

          (a)          Subject to the provisions of this Joint Venture Agreement, the Company shall be limited to the acquisition of the Project and the development, operation and management of the Project in accordance with the Development Plan. The Company shall be formed in accordance with the terms of this Joint Venture Agreement and the Principles for Formation of the Company, and the Project shall be constructed in compliance (except for minor and immaterial changes and variations) with all applicable laws and the Development Plan. In the event of a conflict between this Joint Venture Agreement and the Principles for Formation of the Company, on the one hand, and the Development Plan, on the other, this Joint Venture Agreement and the Principles for Formation of the Company shall control.

          (b)          Nothing in this Joint Venture Agreement shall be deemed to restrict in any way the freedom of any Party (or any Affiliate of any Party) to conduct any other business or activity whatsoever (including the acquisition, development, leasing, sale, operation and management of real property) without any accountability to any other Party with respect to the income or profits therefrom or the effect of such activity on the Project, so long as business or activity does not directly or indirectly compete with the business of the Company.

2.4.    Assumed Name Certificates

          The Parties shall execute and file in the appropriate records any assumed or fictitious name certificate or certificates required by law to be filed in connection with the formation of the Company.

2.5.    Authority of a Party

          Except as otherwise expressly and specifically provided in this Joint Venture Agreement, no Party shall have any authority to act for, or assume any obligations or responsibility on behalf of, any other Party or the Company.

2.6.     Principal Place of Business

          The principal place of business of the Company shall be the offices of the JV Partner.

ARTICLE III
MANAGEMENT

3.1.    Management

          (a)          Subject to the terms hereof, all decisions with respect to the operation and control of the Company shall be vested in the Company’s Board of Directors herein called “The Board”. Regardless of its equity holding of the Company, each party will appoint two Directors each to the Board and all decisions of the Board will be made by a majority vote of its Directors.

          (b)          In addition, the Company shall cause its founding documents to provide that no act shall be taken, sum expended, decision made or obligation incurred with respect to any of the major decisions enumerated below (hereinafter called “Major Decisions”), unless such act, sum, decision or obligation has been Approved by no less than 51% of the Board. Major Decisions shall include:

                         (i)          Acquisition of any land or interest therein other than the Project;

                         (ii)         Any debt financing of, or borrowing by, the Company, including, but not limited to, obtaining letters of credit or mortgaging or the placing of any permanent financing or other encumbrance on the Project or any parts thereof;

                         (iii)        Selecting or varying depreciation and accounting methods, changing the fiscal year of the Company and making other material decisions with respect to treatment of various transactions for accounting or tax purposes including making elections as to the proper maintenance of the Capital Accounts of the Parties;

                         (iv)        Approval of any Change Order whose cost will exceed $100,000 individually or whose cost when aggregated with all previous Change Orders will exceed $500,000;

                         (v)         Making non-capital expenditures in excess of $100,000 of the aggregate amount authorized under an annual budget Approved by the Parties for non-capital expenditures; provided, however, that the JV Partner may freely pay all real estate taxes, utilities, debt service and other amounts due on borrowings entered into by the Company and insurance premiums (for insurance Approved by the Parties); and provided, further, the Board of Directors may make emergency expenditures, even if such payments are not authorized under the Annual Budget or exceed the amounts authorized there under by more than $100,000, provided that the JV Partner notifies the Parties and the Board of such emergency expenditure contemporaneously therewith or as soon as reasonably practicable thereafter (as used herein, the term “emergency expenditures” means expenditures necessary to prevent damage or injury to the Project or to prevent exposing any person or entity to damage or injury or to prevent any other act or omission which would, in the good faith judgment of the Board, expose the Company to an unreasonable or unwarranted risk of loss, damage, or injury);

                         (vi)       Approval of any modification to the Development Plan;

                         (vii)     Granting, altering or terminating any Project rights or easements;

                         (viii)     Making any distributions of dividends to the Parties, except as set forth in this Joint Venture Agreement;

                         (ix)       The filing of a petition in bankruptcy;

                         (x)        Doing any act in contravention of this Joint Venture Agreement; and,

                         (xi)       Any other decision or action which, by the provisions of this Joint Venture Agreement, is required to be approved by the Parties.

The Company, at its expense, will furnish, or where appropriate, make available to each Party, or use its best efforts to obtain from third parties, such documents and information such Party may reasonably request in order to enable such Party to make the Major Decisions set forth above. The failure of any Party to approve or disapprove any Major Decision within 5 days after (i) receipt by such Party of a notice requesting its approval and (ii) receipt of all additional information reasonably requested by such Party pertaining thereto, shall be deemed the approval of such Party to such Major Decision.

          (c)          Each Party hereby acknowledges that such Party has received, reviewed and approved the Development Plan.

3.2.    Execution and Performance of Documents

          Documents to which the Company is a party shall be executed and/or performed on behalf of the Company by its JV Partner after the approval of such documents by the Board of Directors. No Person shall be required to inquire into said authority of the Board to execute and/or perform any document on behalf of the Company except as otherwise expressly provided in this Joint Venture Agreement, no Party or Member thereof shall have the authority or right to bind or act for any Company or any of the other Parties.

3.3.    Decisions by the Parties/Party’s Authority

          (a)          Each Party shall act through the persons it has appointed to oversee and make decisions with respect to its interest in the Company in compliance with the Principles for Formation of the Company. Upon notice to the other Party, each Party may at any time and for any reason substitute another person as its Representative. If a particular Representative should die, retire, withdraw for any reason or become disabled, the Party whom such Representative represents shall designate a substitute Representative within the following 10 business days. If during any period of time the Representative(s) representing a Party should die, retire, withdraw or for any reason become disabled the Company shall make no further Major Decisions until at least one Representative representing such Party shall have been substituted as set forth above. Further, for any purpose, a Representative may be represented by a proxy appointed by a written, executed instrument or a telegram, telecopy or telex.

          (b)          The Members of the Company shall meet at least quarterly, in Miami, Florida or such other place Approved by the Parties at a time and place acceptable to all Members. The Company shall indemnify and hold harmless each Member from and against any claim, cost (including reasonable attorneys’ fees), liability, judgment or cause of action which he may sustain or incur as a result of acting (or of having acted) as a Member, provided that such indemnification shall not encompass bad faith or any grossly negligent act or omission; and provided further that such indemnification shall extend only to a Member’s capacity, as such, and accordingly shall not affect the liability which any Member representing a Party, who may also be an officer of such Party, has as such officer.

          (c)          Although a Party’s organizational or internal documents or structure may require the taking of certain action or the obtaining of certain approvals in order for its Representative to do certain acts, each Party represents that it will be solely responsible for taking such action and obtaining such approvals and that, prior to entering into any binding agreement or making any decision, its Member will be vested with all power, right and authority to bind, and make decisions on behalf of, such Party. Accordingly, the Parties and any third party may rely without inquiry upon its dealings with the other Party’s Representative as being fully binding upon such other Party.

3.4.    Compensation and Expenses of Parties and Company

          (a)          Except as to compensation to the JV Partner under its General Contractor Agreement, and as may be expressly provided for herein or in this Joint Venture Agreement or in the Principles for Formation of the Company or hereafter Approved by the Parties, no payment will be made by the Company to any Party for the services of such Party or any Member, stockholder, director or employee of any Party.

          (b)          Except as expressly provided herein, no Party shall be entitled to any compensation or reimbursement from the Company or any other Party for expenses incurred in connection with the formation, business or affairs of the Company.

          (c)          Notwithstanding any provision herein to the contrary, the Members shall be entitled to reimbursement for out-of-pocket expenses actually incurred on behalf of the Company, provided only that (i) the same are reasonable in amount and reasonably necessary or appropriate in the Company’s business, (ii) notice of same is given to the other Parties within 30 days after such expense is incurred and (iii) same are consistent with the provisions of this Joint Venture Agreement and are reasonably approved by the other Parties.

          (d)          The Company shall pay all of its legal and other expenses or of any Party incurred in connection with the formation of such Company; provided, however, that such expenses are within the Project Budget or are otherwise approved by the Parties.

ARTICLE IV
SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION

4.1.    Prohibited Transfers

          Except as otherwise provided, no Party may sell, transfer, assign or otherwise dispose of or mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of its Percentage Interest (as hereinafter defined) in the Company whether voluntarily or involuntarily, by operation of law or otherwise (hereinafter “Transfer”) unless Approved by the Parties, and any attempt to so Transfer any such interest shall be void and shall constitute a default hereunder. The foregoing prohibition on Transfer shall also apply to a Transfer of a stock interest in any Party which results in Person(s) other than the present beneficial owners of the Parties directly or indirectly having an interest in the Company.

4.2.    Permitted Transfers

          In the event of any permitted transfer, any Party shall have the right, as an absolute condition precedent to the effectiveness or validity of any Transfer, to require the transferor to provide the Company and the non-transferring Parties with assurances that the Transfer does not violate any applicable laws, and that the Company making the Transfer will indemnify and hold harmless the Company and the other Parties from and against any and all costs, damage, injury, claims, actions, and demands (including, without limitation, attorneys fees) suffered by the Company or the other Parties as a result of any violation or claimed violation or failure to conform or claimed failure to conform to any laws.

4.3.    Right of First Opportunity

          (a)          Subject to the provisions of Article 4.2 above, if any Person owning a beneficial or other interest in a Party or a Party itself (the “Offeror”) wishes to offer for sale all or any portion of such interest (the “Offeror’s Interest”) to a third party (“Third Party”), or receives an offer from a Third Party which it is willing to accept (the “Acceptable Offer”), then such Offeror shall first, by giving prompt notice in accordance with the provisions hereof, offer the Parties (other than the Company through which the Offeror’s Interest is held) or the other Party (the “Offerees”) the opportunity to acquire the Offeror’s Interest on the same terms as the Acceptable Offer (the “Terms of Sale”). The submission of a notice of first opportunity and the performance of all other obligations hereunder shall be exercised in good faith.

          (b)          Upon receipt of a notice of first opportunity, an Offeree shall have 15 business days to indicate in a written response to the Offeror of its interest in so purchasing the Offeror’s Interest. If an Offeree indicates that it has no interest in such first opportunity or fails to respond to such notice of first opportunity within such 15 day period, such Offeree shall be deemed to have refused such first opportunity and its rights hereunder shall be deemed satisfied and shall terminate with respect to the Offeror’s Interest then being offered for sale.

          (c)          Notwithstanding any of the above, and subsequent to the execution of this agreement, but prior to any approvals from Chiefland  planning authorities, SiteWorks Building & Development LLC reserves the right to purchase the property at anytime prior to the start of construction for the appraised value  (appraiser can be any reputable nationally recognized real estate brokerage firm). Once the offer is made by Siteworks and accepted by Equity Partner , this contract shall become a simple sale and purchase contract and the joint venture will cease to exist.

          (c)          If one or more Offerees indicates its interest in so Purchasing the Offeror’s Interest within such 15 day period, such Offeree(s) and the Offeror shall Proceed to negotiate in good faith the Terms of Sale Pursuant to which the Offeree(s) will purchase the Offeror’s Interest (in proportion to their Percentage Interests or any other proportion for which they may agree) and to reach written, but not necessarily binding, agreement as to such Terms of Sale.  If any such agreement has not been reached on or before the date (the “Negotiation Deadline”) that is 60 days after the date on which the Offeree(s) first received the notice of first opportunity, or if such agreement is reached on or before the Negotiation Deadline but such purchase is not closed on or before the date that is 45 days following the Negotiation Deadline, then such Offeree’s first opportunity and its rights hereunder shall be deemed satisfied and shall terminate with respect to the Offeror’s Interest then being Offered for sale.

          (d)          If the Offeror’s Interest is not purchased by the Offeree(s), the Offeror may sell or transfer the Offeror’s Interest to a Third Party, provided that (i) the terms and conditions of such sale or transfer are not substantially different or materially more favorable to such Third Party as the Terms of Sale, and (ii) such sale or transfer is consummated within 180 days after the Offerees’ right of first opportunity has terminated with respect to the Offeror’s Interest than being offered for sale.  In the event that such sale or transfer to a Third Party is not consummated or the Offeror wishes to sell to a Third Party under terms which are substantially different or materially more favorable to such Third Party than the Terms of Sale, the provisions hereof shall be applicable as if the previous notice of first opportunity was not given.

ARTICLE V
GENERAL

5.1.    Percentage Interests and Capital Accounts of Parties

          (a)          Each Party’s interest in the Company (each a “Percentage Interest”) shall be as set forth in the Principals for Formation of the Company and Exhibit A  specifically.

          (b)          The Company shall determine and maintain Capital Accounts for each Party.

5.2.    Capital Contributions

          (a)          Each Party shall subscribe for its Percentage Interest in the Company for the consideration set forth in Exhibit A.

          (b)          Equity Partner shall not be required to make any additional Capital Contributions to the Company except those specified in Exhibit A hereto.

5.3.    Distributions.

          (a)          The Net Cash Flow of the Company shall be computed in accordance with accepted cash basis accounting principles, consistently applied, and shall be distributed for each calendar year or portion thereof to the Parties in proportion to their respective Percentage Interests, quarterly, and in accordance with the terms of Exhibit A.

          (b)          Sales or Refinancing Proceeds shall be distributed to the Parties in proportion to their respective Percentage Interests and specifically in accordance with the terms of Exhibit A.

          (c)          Anything in this Joint Venture Agreement to the contrary notwithstanding, in the event of a liquidation of any Company, the proceeds of such liquidation remaining after the payment of or provision for the debts and liabilities of the Company shall be applied in accordance with the following order of priority:

                         (i)          First, to the payment to the Equity Partner.

                         (ii)         Second, to the payment of the expenses of liquidation;

                         (iii)        Next, to the setting up of any reserves which the remaining Party(s) reasonably may deem necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Company (said reserves may be transferred by the remaining Parties to a bank or trust company acceptable to the remaining Parties, as escrowee, to be held by it for distributing such reserves in payment of any of the aforementioned liabilities or obligations) and distributing, as soon as practicable, the balance, if any, thereafter remaining in the manner provided herein; and,

                          (iv)       Thereafter, to the Parties in proportion to their respective Percentage Interests.

5.4.    Allocations of Profits, Gains and Losses.

          (a)          Operating Profits and Operating Losses mean the net income and net loss respectively, of the Company, computed without regard to (x) depreciation and amortization deductions and (y) Gain or Loss. Gain and Loss means the gain and loss, respectively, realized by the Company from the sale or other disposition of all or any portion of the Project (other than incidental sales of personal property or fixtures now or hereafter located on the Project), as determined for federal income tax purposes.

          (b)          Operating Profits and Losses shall be allocated in a manner which would, to the extent possible, cause the aggregate deductions for such year and all prior years of the Company to be allocated to the Parties in proportion to their respective Percentage Interests and in accordance with the terms of Exhibit A.

          (c)          Gain or Loss shall be allocated to the Parties in proportion to their respective Percentage Interests in accordance with the Exhibit A.

5.5.    Accounting.

          (a)          The fiscal year of the Company shall be the calendar year.

          (b)          The books of account shall be maintained on an accrual basis of accounting and such method of accounting shall be used for tax reporting purposes.

          (c)          The Parties agree that the Company’s certified public accountants shall be the independent firm of certified public accountants designated by the Board of Directors of the Company (the “Accountant”); provided, however, that any termination of the Accountant and designation of a replacement Accountant by the Company shall also be approved by the Parties.

          (d)          Each Party shall have the right at all reasonable times during usual business hours to audit, examine and make copies of or extracts from the books of account of the Company.

5.6.    Bank Accounts

          Funds of the Company shall be deposited in an account or accounts of a type and in form and name and in bank or banks Approved by the Parties. Withdrawals from bank accounts shall be made only by parties Approved by the Parties.

ARTICLE VI
MISCELLANEOUS

6.1.    Effective Date

          This Joint Venture Agreement shall be effective upon the date hereof.

6.2.    Notices

          (a)          All notices, demands or requests provided for or permitted to be given pursuant to this Joint Venture Agreement must be in writing.

          (b)          All notices, demands and requests to be sent to the Parties or any permitted assignee of the interest of a Party hereunder pursuant hereto shall be deemed to have been properly given or served by (i) delivering the same personally (including overnight courier), or (ii) transmitting the same by facsimile, or (iii) depositing the same in the mail, addressed to the Party, postpaid and registered or certified with return receipt requested at the addresses set forth above.

          (c)          All notices, demands and requests shall be effective upon personal delivery, receipt, or upon being deposited in the mail. However, if the notice, demand or request is delivered by mail, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. In the event that registered or certified mail is not being accepted for prompt delivery, notices may then be served by personal service upon any officer, director or partner of any Party or upon any individual who is a Party.

          (d)          By giving to the other Parties at least 30 days written notice thereof, the Parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Joint Venture Agreement to change their respective addresses and each shall have the right to specify as its address any other address at which it has a place of business or up to 2 other addresses to which it wishes copies of any notice sent.

6.3.    Governing Law

          This Joint Venture Agreement, the obligations of the Parties hereunder and the development of the Project shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.

6.4.    Sole and Entire Joint Venture Agreement

          This Joint Venture Agreement contains the sole and entire agreement between the Parties hereto relative to the subject matter hereof. No variations, modifications or changes herein or hereof shall be binding upon any Party hereto unless set forth in a document duly executed by or on behalf of such Party. All other prior agreements or understandings between the Parties regarding the subject matter, whether written or oral, shall have no further force or effect.

6.5.   Amendments

          This Joint Venture Agreement may not be changed, amended, terminated, rescinded or discharged, in whole or in part, except by in writing executed by the Parties hereto.

6.6.   Forbearance

          No forbearance by any Party to seek a remedy for non-compliance or breach by any other Party shall be deemed a waiver of any rights and remedies with respect to such non-compliance or breach.

6.7.    Waiver

          No consent or waiver, express or implied, by any Party shall be deemed or construed to be a consent or waiver to any breach or default by any other Party.

6.8.    Severability

          If any provision of this Joint Venture Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Joint Venture Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.9.     Status Reports

          Recognizing that each Party hereto may find it necessary from time to time to establish to third parties such as accountants, banks, mortgagees or the like, the then current status of performance under this Joint Venture Agreement, each Party agrees, upon the written request of any other Party, made from time to time, to promptly furnish a written statement on the state of any matter pertaining to this Joint Venture Agreement to the best of the knowledge and belief of the Party making such statement.

6.10.  Attorneys’ Fees

          If the Company or a Party obtains a judgment against another Party by reason of its breach of this Joint Venture Agreement or failure to comply with the provisions hereof, the defaulting Party shall pay the reasonable attorneys’ fees of the Company or of the prevailing Party.

6.11.  Binding Agreement

          This Joint Venture Agreement shall inure to the benefit of and be binding upon the undersigned Parties and their respective successors and permitted assigns. Whenever in this Joint Venture Agreement a reference to a Party, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such Party. In the event of any conflict with any other agreements regarding the Project, the terms and conditions of this Joint Venture Agreement shall govern and control.

6.12.  Confidentiality

          (a)           The Parties agree that all business, financial, operational and other information or data of whatever kind delivered to each (whether directly or indirectly) (“the Confidential Information”) will be held in complete and strict confidence; and, that they will not disclose or otherwise make available in whole or in part the Confidential Information to any third party except in accordance with this undertaking, without the other Parties prior written consent.  The Parties may only copy and circulate the Confidential Information to such of their professional advisers and to those employees who are directly concerned with the Project and whose knowledge of such information is necessary for such purposes.  Any Persons to whom the Confidential Information is disclosed shall be expressly informed of its confidential nature and the purpose for which it may be used.  Furthermore, save as required by law or regulation and without the consent of the other Parties, the Parties will not (and will procure that each professional advisor and/or employee does not) disclose to any person details of any discussions or negotiations concerning the Project or any of the items, conditions, or other facts relating thereto.

          (b)           The above obligations do not extend to any Confidential Information which: (i) was already in the public domain or known to a Party at the time of its disclosure to that Party; or (ii) comes into the public domain (other than by reason of a breach of the undertakings contained herein); or (ii) is supplied to a Party by third Party having a bona fide right to do so subsequent to its disclosure to that Party.  Information shall not be deemed to be within sub-paragraph (i) merely because it is embraced by more general information in the public domain.  In addition, any combination of features shall not be within sub-paragraphs (i), (ii) or (iii) merely because individual features are respectively in the public domain, or already known to a Party, but only if the combination itself or its principles of operation are in the public domain or already known to that Party. Provided that the onus of proving that any information is in the public domain for the purpose of sub-paragraph (i) and (ii) above shall be on the person claiming that such information is in the public domain. Further, each Party will be entitled to disclose any Confidential Information if and to the extent that that Party is required to do so by any law or by any court or regulatory agency or authority.

6.13.  Disputes

          (a)          All disputes and differences which may arise out of or in connection with this Joint Venture Agreement, or the breach thereof, will be settled amicably insofar as possible by means of negotiation between the Parties.

          (b)          All such disputes and differences which are not settled in this manner shall be submitted for disposition to the appropriate courts of the State of Florida.

6.14.   Representations and Warranties

          (a)           JV Partner hereby represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) it has full power and authority to enter into this Joint Venture Agreement and to consummate the transactions contemplated herein; and, (iii) this Joint Venture Agreement constitutes the legal, valid and binding obligation of JV Partner enforceable against it in accordance with its terms.

          (b)           Equity Partner represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of Florida; (ii) it has full power and authority to enter into this Joint Venture Agreement and to consummate the transactions contemplated herein; and, (iii) this Joint Venture Agreement constitutes the legal, valid and binding obligation of Equity Partner, enforceable against it in accordance with its terms.

6.15.  Counterparts, Facsimile

          This Joint Venture Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original, but all of which when taken together shall be deemed to be one and the same document. This Joint Venture Agreement may be signed by facsimile with the same effect as an original.

          In Witness Whereof, the Parties here to have executed this Joint Venture Agreement on the day and year first written above.

SiteWorks Building & Development LLC
A Florida Corporation

By:

Name:	C. Michael Nurse
Title:	C.E.O.

Ownen Baynard ET AL

By:	s/s

Name:	Owen Baynard
Title:	President
Attorney-In-Fact